EXHIBIT 17


                                     2/20/01

     RESOLUTION OF THE BOARD OF DIRECTORS OF SEAVIEW VIDEO TECHNOLOGY, INC.


A special meeting of the board of Directors of SeaView Video Technology, Inc. ("The Corporation") was held on February 20, 2001.

WHEREAS, Board Chairman Richard L. McBride has tendered a resignation in which he jointly vacates his seat on the Board and his position as President/Chief Executive Officer; and

WHEREAS, Mr. McBride shall be succeeded in his position of President/CEO by George S. Bernardich III;

RESOLVED, That the Board hereby appoints George S. Bernardich to serve on this Board of Directors, and acknowledges his promotion to President/Chief Executive Officer.

FURTHER RESOLVED, that Director Miles Gould shall assume the responsibilities of Board Chairman.

Dated  this  twentieth  day  of  February,  2001.



/s/________________________________
Richard  L.  McBride,  President  (Outgoing)

/s/________________________________
George  S.  Bernardich  III,  President/CEO  (Incoming

/s/________________________________
James  R.  Cox,  Secretary  -  Treasurer


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